EXHIBIT 5.1







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                                                            May 13, 1996



  Vector Environmental Technologies, Inc.
  1335 Greg Street
  Unit #104
  Sparks, Nevada  89431

     Re:     Registration Statement on Form S-8

  Gentlemen:

     We have acted as counsel to Vector Environmental Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 13, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,575,000 shares (the "Shares") of the $.005 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the following employee benefit plans included in the Registration Statement (the "Plans"): (1) Vector Environmental Technologies, Inc. 1995 Stock Option Plan and
(2) Vector Environmental Technologies, Inc. 1995 Incentive Stock Option Plan and
(3) Employment Contract for Amyn S. Dahya.
     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the articles of incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the issuance of shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the articles of incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon





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  Vector Environmental Technologies, Inc.
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  documents,  records and  instruments  furnished to us by the Company,  without independent check or verification of their accuracy.


     Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the Company presently has available at least 2,575,000 shares of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock from which the 2,575,000 shares of Common Stock proposed to be offered under the Plans or to be sold pursuant to the exercise of options (the "Options") granted or to be granted under the Plans may be issued. Assuming that (i) the outstanding Options were duly granted, and the Options to be granted in the future are duly granted in accordance with the terms of the Plans and the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plans, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Plans, and
(iii) the consideration for shares of Common Stock issued pursuant to the Plans and pursuant to such Options, as the case may be, is actually received by the Company as provided in the Plans and exceeds the par value of such shares, then the shares of Common Stock issued in accordance with the terms of the Plans and issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation



                                                     John M. Stephenson, Esq.

  JMS/KLD/jsc






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  Vector Environmental Technologies, Inc.
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  May 13, 1996


                                                            EXHIBIT 23.2